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As filed with the Securities and Exchange Commission on January 25, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ULTRATECH STEPPER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3169580 (IRS Employer Identification No.)

3050 Zanker Road, San Jose, California 95134
(Address of principal executive offices) (Zip Code)

ULTRATECH STEPPER, INC.
1993 STOCK OPTION/STOCK ISSUANCE PLAN
(Full title of the Plan)

Arthur W. Zafiropoulo
Chairman of the Board and Chief Executive Officer
ULTRATECH STEPPER, INC.
3050 Zanker Road, San Jose, California 95134
(Name and address of agent for service)

(408) 321-8835
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Ultratech Stepper, Inc. 1993 Stock Option/ Stock Issuance Plan Common Stock, $0.001 par value	898,045 shares	$14.47	$12,994,711.15	$1,195.52

(1)
Represents additional shares issuable under the Registrant's 1993 Stock Option/Stock Issuance Plan by reason of the automatic share increase provisions of that plan. This Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Registrant's 1993 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1933 Act"), on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on January 22, 2002 as reported by the Nasdaq National Market.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

        Ultratech Stepper, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 26, 2001;

  (b)
  The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 filed with the Commission on May 15, 2001, August 13, 2001 and November 9, 2001 (as amended on Form 10-Q/A filed with the Commission on November 13, 2001), respectively;

  (c)
  The Registrant's Current Reports on Form 8-K filed with the Commission on August 23, 2001, September 28, 2001, November 21, 2001, and December 17, 2001, and;

  (d)
  The Registrant's Registration Statement No. 0-22248 on Form 8-A, filed with the Commission on August 13, 1993 pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), and subsequently amended on February 26, 1997 and February 27, 1997, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        The Registrant's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by the Delaware General Corporation Law ("Delaware Law"). Delaware Law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derives an improper personal benefit.

        The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers, employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Registrant upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

        The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant, among other things, to indemnify such director or officer against certain expenses (including attorneys' fees), judgments, fines and settlement amounts paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Registrant (other than expenses arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Registrant. The Registrant believes that its Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
4	Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 0-22248 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d).
5	Opinion and Consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1	Ultratech Stepper, Inc. 1993 Stock Option/Stock Issuance Plan.*

*99.1 is incorporated by reference to Exhibit 99.1 of Registrant's Registration Statement No. 333-33338 on Form S-8 filed with the SEC on March 27, 2000.

Item 9. Undertakings

        A.    The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1993 Stock Option/Stock Issuance Plan.

        B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 25th day of January 2002.

ULTRATECH STEPPER, INC.

By:
/s/ ARTHUR W. ZAFIROPOULO Arthur W. Zafiropoulo Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

        That the undersigned officers and directors of Ultratech Stepper, Inc., a Delaware corporation, do hereby constitute and appoint Arthur W. Zafiropoulo and Bruce R. Wright, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ ARTHUR W. ZAFIROPOULO Arthur W. Zafiropoulo	Chairman of the Board and Chief Executive Officer, (Principal Executive Officer)	January 25, 2002

/s/ BRUCE R. WRIGHT Bruce R. Wright	Senior Vice President, Finance, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)	January 25, 2002
/s/ GREGORY HARRISON Gregory Harrison	Director	January 25, 2002
Kenneth Levy	Director	January , 2002
/s/ JOEL F. GEMUNDER Joel F. Gemunder	Director	January 25, 2002
/s/ THOMAS D. GEORGE Thomas D. George	Director	January 25, 2002
/s/ NICHOLAS KONIDARIS Nicholas Konidaris	Director	January 25, 2002
Vincent F. Sollitto	Director	January , 2002
/s/ RICK TIMMINS Rick Timmins	Director	January 25, 2002

EXHIBIT INDEX

Exhibit Number	Exhibit
4	Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 0-22248 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d).
5	Opinion and Consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1	Ultratech Stepper, Inc. 1993 Stock Option/Stock Issuance Plan.*

*99.1 is incorporated by reference to Exhibit 99.1 of Registrant's Registration Statement No. 333-33338 on Form S-8 filed with the SEC on March 27, 2000.

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PART II Information Required in the Registration Statement
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX